Exhibit 10.33

November 3, 2014

Van P. Whitfield

Cobalt International Energy, Inc.

Cobalt Center

920 Memorial City Way, Suite 100
Houston, TX 77024

Dear Van:

In accordance with the notification requirements of Section 15.07 of your employment agreement with Cobalt International Energy, Inc. (the “Company”) dated as of September 6, 2011 (the “Employment Agreement”), and notwithstanding the terms of Section 2.02(b) thereof, we hereby request that you continue to be employed with us pursuant to the terms of the Employment Agreement, as modified hereby, until December 31, 2015.

In connection with the extension of the Employment Agreement, and in consideration for the promises and covenants contained therein, including those promises and covenants contained in Articles 10 and 11, you shall receive on January 15, 2015 an equity award granted pursuant to the terms of the Company’s Long Term Incentive Plan (the “Plan”).  The award shall have a target value of $2,000,000 and shall be awarded 50% in the form of stock options to purchase shares of the Company’s common stock and 50% in the form of restricted shares of the Company’s common stock.  Vesting of the stock option award and vesting of the restricted stock award shall require satisfaction of both a service condition and a performance condition.  The service condition under each award shall be satisfied on December 31, 2015, subject to your continued employment through such date, and the performance condition shall be satisfied subject to the attainment of a $23.06 closing share price of the Company’s common stock for a period of at least 20 out of 30 continuous days on which the shares are quoted or traded at any time during the ten-year term of each award.  These awards shall be governed by the terms and conditions of the Plan and the terms and conditions set forth in the applicable award agreement.  You agree that you are not otherwise entitled to these awards, and that these awards provide you with an interest in the Company that you would not otherwise have.  You also agree that these awards are good and valuable consideration, which are intended to, and do, protect the Company’s interests, including, but not limited to, non-public, confidential, and proprietary information, trade secrets, the Company’s Business (as defined in the Employment Agreement), and goodwill.  You also agree that such consideration is reasonably related to the interests described above, which are worthy of protection.

Notwithstanding the terms of the Plan or any applicable award agreement thereunder, subject to your continuing employment under the Employment Agreement, as modified hereby, until December 31, 2015, on such date, all of your time-vesting awards of restricted stock, restricted stock units, if applicable, and stock options under the Plan that remain outstanding as of December 31, 2015 shall fully vest; provided that the vested shares underlying such awards may not be Transferred (as defined below) until the regular scheduled vesting date(s) set forth in the award agreement(s) applicable to such award(s) and further, such vested shares shall be subject to forfeiture if you materially breach the covenants set forth in Article 10 or Article 11 of the Employment Agreement.  “Transfer” means (a) offer, sell, pledge or hypothecate any legal or beneficial interest, including the grant of an option or other right, or otherwise transfer or enter into an agreement to do so or (b) enter into any hedge, swap or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether such transaction is settled by delivery of cash, shares or otherwise); provided that you may sell a sufficient number of vested shares in order to satisfy the income tax obligations that you will incur in connection with the vesting of such awards on December 31, 2015.

Van, as always, I truly value your leadership and the continued positive impact on all phases of our business.  Please indicate that you agree to extend your Employment Agreement pursuant to its terms as modified hereby by executing below.

Sincerely,

/s/ Joseph H. Bryant
Joseph H. Bryant
Chairman and Chief Executive Officer
Cobalt International Energy, Inc.

Agreed and accepted:

/s/ Van P. Whitfield
Van P. Whitfield

November 3, 2014
Date